Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement File No. 333-134236 on Form S-8/A of Signature Group Holdings, Inc. of our report dated April 1, 2013, relating to the consolidated balance sheets of Signature Group Holdings, Inc. as of December 31, 2012 and 2011 and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended appearing in the Annual Report on Form 10-K as of December 31, 2012.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Encino, California
January 10, 2014

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